SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        February 27, 1998



                              SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)

        Colorado                0-12343                      84-0920811
     (State or other          (Commission                (I.R.S. Employer
      jurisdiction            File Number)               Identification No.)
     of incorporation)


                   4880 Havana Street, Denver, CO          80239
             (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860


Item 5.  Other Events.

     Scott's Liquid Gold-Inc. (the "Company") has previously reported on a lawsuit filed in the federal District Court for the District of Colorado against the Company, Neoteric Cosmetics, Inc., which is a wholly-owned subsidiary of the Company, and other defendants by Leslee Brooks, her husband and a related corporation. The lawsuit concerns alpha hydroxy acid products, and the trial in the Brooks case was most recently scheduled to commence in March, 1998. The court has changed the trial date to April 20, 1998, although that date may be again changed to a later time. A trial in this matter is expected to last approximately two weeks.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Scott's Liquid Gold-Inc.
                                             (Registrant)



Date:  February 27, 1998                By:  Barry Shepard, Treasurer